Exhibit 99(a)(1)(D)

Blue Owl Technology Income Corp.
Tender Cancellation Request

Blue Owl Technology Income Corp. (referred to herein as the “Company” or “OTIC”)
Offer to Repurchase Date: August 26, 2026 Expiration Date: September 30, 2026 at 7:00PM Eastern Time

To have your previously submitted repurchase canceled, this Tender Cancellation Request form must be received in good order no later than the expiration date listed above (unless the offer is extended). Do not submit this form to submit a repurchase request.

1 | Repurchase Withdrawal

By selecting here, the undersigned Shareholder of OTIC hereby withdraws the tender of his, her, or its Shares of OTIC, which the Shareholder submitted by a Tender Authorization form dated
August 26, 2026. The undersigned recognizes that upon the timely receipt of this Tender Cancellation Request, properly executed, the Shares previously tendered will not be purchased by OTIC.
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	Name of Investor(s)/Entity		OTIC Account Number	SSN/Tax ID Number

►	Share Class (select one)	Class S	Class D	Class I

2 | Authorization and Signature of Investors
By signing below, the Investor hereby:
•authorizes OTIC to withdraw the tender request on file; and
•certifies and represents that [he/she/it] has full power, authority, and capacity to execute this Tender Cancellation Request; and the information provided above is true and correct.
Each Investor must sign below:

Investor or Authorized Person Signature	Date

Joint Investor or Authorized Person Signature	Date

Once completed, send to:	Any questions?
Email: BlueOwl.Repurchases@sscinc.com	Email: ServiceDesk@blueowl.com
Overnight Mail: OTIC c/o DST Systems, Inc. as Processing Agent, 801 Pennsylvania Ave, Suite 219398, Kansas City, MO 64105	Call: 1-833-OWL-LINE